SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2003

Certron Corporation

(Exact Name of Registrant as Specified in its Charter)

California

(State or Other Jurisdiction of Incorporation)

0-9081	95-2461404

(Commission File Number)	(IRS Employer Identification No.)

11845 W. Olympic Boulevard, Suite 1080, Los Angeles, California	90025

(Address of Principal Executive Offices)	(Zip Code)

(310) 914-0300

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Item 5. Other Events.

On December 1, 2003, Certron Corporation (“Certron”) issued a press release reporting that Certron was engaged in preliminary-stage discussions with a privately-held foreign corporation concerning the possible acquisition of the foreign corporation by Certron in exchange for common stock of Certron aggregating approximately 90% of the shares of Certron Common Stock outstanding after the transaction and that, due to a drastic decline in its sales, Certron has been winding down its business operations and continuing its investigation of opportunities for increasing shareholder value, including seeking a buyer for Certron. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press release dated December 1, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERTRON CORPORATION

Date: December 2, 2003	By:	/s/ Marshall I. Kass

Marshall I. Kass, Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Number	Item	Page

99.1	Press Release dated December 1, 2003